UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Starkot Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

Commission file number 333-218764

36-4843332 IRS Employer Identification Number	2390 Primary Standard Industrial Classification Code Number

Starkot Corp.

2-57 A, Hanuman, Irukupakem,

Muppalla Mandal, Guntur,

Andhra Pradesh 522403 India

Tel. (601) 522 7236

Email: corp@starkotcorp.com

 (Address and telephone number of principal executive offices)

Business Filings Incorporated

701 S. Carson Street, Suite 200

Carson City, NV  89701

Tel: 800-981-7183

 (Name, address and telephone number of agent for service)

Copies To:

Matheau J. W. Stout, Esq.

400 East Pratt Street

8th Floor, Baltimore, Maryland 21202

Tel (410) 429-7076

Fax (888) 907-1740

mstout@otclawyers.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [   ]                                                       Accelerated filer [  ]

Non-accelerated filer [  ]                                                          Smaller reporting company [ Х]

                                                                                                      Emerging growth company []

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registratio Fee
Common Stock:	3,000,000	$0.02	$60,000	$6.95*

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*-The fee was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

STARKOT CORP.

3,000,000 SHARES OF COMMON STOCK

$0.02 PER SHARE

This is the initial offering of common stock of Starkot Corp. and no public market currently exists for the securities being offered.  We are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $0.02 per share. We estimate our total offering registration costs to be approximately $7,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Ravi Kiran Inturi, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  Mr. Inturi will be selling all the shares registered herein.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.  The shares will be offered at a fixed price of $0.02 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Starkot Corp. is a development stage company that has recently started its operations. To date we have been involved in organizational activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, renting our office space in India and entering into sales agreement with our first customer Shivam Heritage, which is filed in Exhibit 10.3 to this registration statement, of which this prospectus is a part. We also registered a website, www.starkotcorp.com, and which provides basic initial information about us. We received our initial funding of $3,000 from our sole officer and director who purchased 3,000,000 shares of common stock at $0,001 per share and we had some revenues of $2,085.

We do not have sufficient capital for operations. As of March 31, 2017, we have generated some revenues of $2,085 from selling our pillows to our first customer Shivam Heritage. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion, which includes a statement expressing a doubt as to our ability to continue as a going concern.

We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or creditors against us file a petition for involuntary bankruptcy, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay the creditors.

SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

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We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 10 BEFORE BUYING ANY SHARES OF STARKOT CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED______________, 2017

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   TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
SUMMARY FINANCIAL INFORMATION	6
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	12
USE OF PROCEEDS	12
DILUTION	13
PLAN OF OPERATION	13
DESCRIPTION OF BUSINESS	17
LEGAL PROCEEDINGS	19
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	20
EXECUTIVE COMPENSATION	21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	22
PLAN OF DISTRIBUTION	23
DESCRIPTION OF SECURITIES	25
INDEMNIFICATION	26
INTERESTS OF NAMED EXPERTS AND COUNSEL	26
EXPERTS	26
LEGAL MATTERS	26
AVAILABLE INFORMATION	26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	26

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “STARKOT CORP.” REFERS TO STARKOT CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

STARKOT CORP.

We are an early stage company, which has engaged in operations of pillows production field in India. The pillows can be used as decorations for the house or apartment or as an alternative present of the country from visitors or as nice and soft attribute for any place, such as car, garden and related. Our target markets are tourist souvenirs market, sewing shops, design studios, decoration agencies and private clients. To date we have purchase our equipment from Henan Gelgoog Co, Ltd., entered into one-year Commercial Lease Agreement with Shinu Vareghesee, signed Sale Contracts with one customer Shivam Heritage.

Starkot Corp. was incorporated in Nevada on July 29, 2016. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any additional revenue.

Being an early stage company, we have operating history. If we do not generate any revenue, we may need a minimum of $7,000 of additional funding to pay for ongoing SEC filing requirements. We have a Verbal Agreement with Ravi Kiran Inturi, our sole officer and director, which evidences that Mr. Inturi will loan $50,000 to Starkot Corp. if the Company needs additional financing, this agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Our principal executive office is located at 2-57 A, Hanuman, Irukupakem, Muppalla Mandal, Guntur, Andhra Pradesh 522403 India. Our phone number is (601) 522 7236.

Our financial statements from inception on July 29, 2016 through March 31, 2017, report $2,085 in revenues and net loss of $1,191. Our independent auditor has issued an audit opinion for our Company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see "RISK FACTORS-RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY' AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS" on page 6 of this prospectus.

We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director Ravi Kiran Inturi will be responsible for selling shares under this offering and no commission will be paid on any sales. He will utilize this prospectus to offer the shares to friends, family and business associates.

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There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

Under U.S. federal securities legislation, our common stock will be "penny stock". Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

The Issuer:	Starkot Corp.
Securities Being Offered:	3,000,000 shares of common stock.
Price Per Share:	$0.02
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 3,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds from selling 100% of shares: Gross Proceeds from selling 75% of shares: Gross Proceeds from selling 50% of shares: Gross Proceeds from selling 25% of shares:	$60,000 $45,000 $30,000 $15,000 Furthermore, if the Company does not sell any shares from this offering, it will not receive gross proceeds accordingly.
Securities Issued and Outstanding:

There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Ravi Kiran Inturi. If we are successful at selling all the shares in this offering, we will have 6,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $7,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements as of March 31, 2017 and for the period July 29, 2016 (Inception) to March 31, 2017.

Financial Summary	As of March 31, 2017 ($)
Cash	2,405
Total Assets	6,398
Total Liabilities	4,589
Total Stockholder’s Equity	1,809

Statement of Operations	Accumulated From July 29, 2016 (Inception) to March 31, 2017($)
Total Expenses	3,182
Net Loss for the Period	1,191
Net Loss per Share	(0.00)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED WITH OUR BUSINESS

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR STARKOT CORP., WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period July 29, 2016 (inception) through March 31, 2017 we had some revenues of $2,085 from selling our printed products to our customers and a net loss of $1,191. Our independent auditor has expressed a doubt about our ability to continue as a going concern. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon our ability to continue operations and to achieve a level of profitability.

WE OPERATE IN A COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a competitive environment. Our competition includes large, small and midsized companies, and many of them may sell similar large format printed products in our markets at competitive prices in India. This competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

THERE IS NO GUARANTEE ALL OF THE FUNDS RAISED IN THE OFFERING WILL BE USED AS OUTLINED IN THIS PROSPECTUS

We have committed to use the proceeds raised in this offering for the uses set forth in the “Use of Proceeds” section. However, certain factors beyond our control, such as increases in certain costs, could result in the Company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on July 29, 2016 and to date have been involved primarily in organization activities.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any additional revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any additional operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely be unsuccessful.

ANY ADDITIONAL FUNDING, WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock, from selling our large format pillows products and from our sole officer and director Mr. Inturi’s loan. The Verbal Agreement between Starkot Corp. and Ravi Kiran Inturi is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Additional stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

WE HAVE ONE CUSTOMER AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY OTHER CUSTOMER. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT.  IF THAT OCCURS OUR OPERATIONS CAN BE HARMED.

We plan that our revenue will come from the production and distribution of pillows with national Indian embroidery therefore we need to attract enough customers to buy our product. We have identified just one customers Shivam Heritage, Sales Goods Agreement with them are filed as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part, and we cannot guarantee that we will ever have any other customers.  Even if we obtain more customers to buy our product, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably our operations could be harmed.

BECAUSE OUR PRINCIPAL ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES AND RAVI KIRAN INTURI, OUR SOLE DIRECTOR AND OFFICER, RESIDES OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT FOR AN INVESTOR TO ENFORCE ANY RIGHT BASED ON U.S. FEDERAL SECURITIES LAWS AGAINST US AND/OR MR. INTURI, OR TO ENFORCE A JUDGMENT RENDERED BY A UNITED STATES COURT AGAINST US OR MR. INTURI.

Our principal operations and assets are located outside of the United States, and Ravi Kiran Inturi, our sole officer and director is a non-resident of the United States. Therefore, it may be difficult to effect service of process on Mr. Inturi in the United States, and it may be difficult to enforce any judgment rendered against Mr. Inturi. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Inturi, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of India may render that investor unable to enforce a judgment against the assets of Mr. Inturi. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to offer our products at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

BECAUSE OUR SOLE OFFICER AND DIRECTOR RAVI KIRAN INTURI HAS OTHER INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, WHICH COULD AFFECT REVENUE.

Ravi Kiran Inturi, our sole officer and director will devote approximately twenty hours per week providing management services to the Company. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. In this case the Company’s business development could be negatively impact.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee Ravi Kiran Inturi, who is also our sole officer and director. We depend entirely on Ravi Kiran Inturi for all of our operations. The loss of Mr. Inturi would have a substantial negative effect on our company and may cause our business to fail. Mr. Inturi has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Inturi’s services could prevent us from completing the development of our plan of operation and our business.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Ravi Kiran Inturi, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•        Have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•        Provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•        Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•        Submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

•        Disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. INTURI DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Inturi does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best-effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

BECAUSE THE COMPANY HAS ARBITRARILY SET THE OFFERING PRICE, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed on July 29, 2016 and has operating history and some revenues, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director Ravi Kiran Inturi, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the minimum required proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing to implement our business plan. The Company also has Verbal Agreement with Mr. Inturi, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part, where Mr. Inturi has an obligation to loan minimum needed funds to Starkot Corp.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB or other quotation service. The OTCQB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCQB or other quotation service. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Starkot Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $7,000, which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Inturi Ravi Kiran, our sole officer and director, who has agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board or other quotation service. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $7,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board or other quotation service.

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THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 3,000,000 shares are currently issued and outstanding. If we sell the 3,000,000 shares being offered in this offering, we would have 6,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholder. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

WE INTEND TO BECOME SUBJECT TO THE PERIODIC REPORTING REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH WILL REQUIRE US TO INCUR AUDIT FEES AND LEGAL FEES IN CONNECTION WITH THE PREPARATION OF SUCH REPORTS. THESE ADDITIONAL COSTS WILL NEGATIVELY AFFECT OUR ABILITY TO EARN A PROFIT.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $30,000 we have estimated for these costs should be sufficient for the 12-month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are not a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we do have hard assets and real business operations.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $60,000 as anticipated.

Percentage of shares sold	25%	50%	75%	100%
Gross proceeds	$15,000	$30,000	$45,000	$60,000

Quantity of equipment in stock
Embroidery machine	1	1	2	2
Sewing machine	1	1	1	2
Pillow filling machine	-	1	1	2

Business development expenses
Offering expenses	$7,000	$7,000	$7,000	$7,000
SEC reporting	$7,000	$7,000	$7,000	$7,000
Lease expenses	-	$2,400	$2,400	$4,200
Web-site	-	$800	$1,100	$1,500
Equipment	-	$4,000	$7,900	$12,000
Supplies	$1,000	$5,000	$12,800	$18,000
Marketing	$500	$1,000	$2,200	$3,000
Salary	-	$1,800	$2,400	$4,200
Other expenses	$500	$1,000	$2,200	$3,100
Total expenses	$16,000	$30,000	$45,000	$60,000
Amounts to be loans from sole director *	(1,000)	-	-	-
Total use of proceeds	$15,000	$30,000	$45,000	$60,000

* - The funds for the marketing expenses will be loaned from our sole officer and director Ravi Kiran Inturi, who has verbally agreed to loan needed about to the Company, pursuant to Verbal Agreement filed as Exhibit 10.1 to this registration statement.

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The above figures represent only estimated costs. The estimated cost of this registration statement is $7,000, which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Ravi Kiran Inturi, our president and director, has agreed to loan the Company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board or other quotation service when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board or other quotation service. Ravi Kiran Inturi will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Ravi Kiran Inturi will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2017 was $1,809 or approximately $0.0006 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2017.

The following table sets forth as of March 31, 2017, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.02 per share of common stock.

Funding level	100%	75%	50%	25%
Proceeds	$60,000	$45,000	$30,000	$15,000
Shares outstanding	6,000,000	5,250,000	4,500,000	3,750,000
Net tangible book value	$54,809	$39,809	$24,809	$9,809
Offering price per share	$0.02	$0.02	$0.02	$0.02
Net tangible book value per share prior to offering	$0.0006	$0.0006	$0.0006	$0.0006
Pro forma net tangible book value per share after offering	$0.0091	$0.0076	$0.0055	$0.0026
Increase per Share attributable to Investors	$0.0085	$0.0070	$0.0049	$0.0020
Dilution to investors	$0.0109	$0.0124	$0.0145	$0.0174
Dilution as a percentage of offering price	54.5%	62%	72.5%	87%

PLAN OF OPERATIONS

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably distribute our product. Our plan of operations following the completion is as follows:

Establish our Office

Month 1

Expenses: $2,400- $4,200

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Our president and director, Ravi Kiran Inturi will take care of our initial administrative duties. We have already rented an office under Commercial Rent Agreement, which is filed as Exhibit 10.2 to the Registration Statement of which this Prospectus forms a part, and paid lease expenses for the period of 4 months ($170 per month, $680 for 4 months’ period) in Guntur, which will suit us both as office and as production area.

Ordering of additional equipment

Month 2

Expenses: $4,000 - $12,000

We have already purchased one embroidery machine, one pillow filling machine and one sewing machine from Henan Gelgoog Co., Ltd., our supplier, with whom we signed the contract for the total amount of obliged orders during the year not less than $8,000 and who agreed to provide the goods at our location in India. According to this Agreement the Buyer has the right to pay owned amount to the Seller in parts, the Buyer would make payment by wire transfer for the Goods at the time when the Goods are received by the Buyer or, in the alternative, when any document of title or registrable Bill of Sale of the Goods, bearing any necessary endorsement, is tendered to the Buyer. The Goods would be deemed received by the Buyer when delivered to the Buyer at 10th ln, Old Pichikala Gunta, Arundelpet, Guntur, Andhra Pradesh, India 522002. The method of shipment would be door-to-door shipment, from the warehouse of the Seller to the place of delivery of the Buyer, specified as DDP (Delivered duty paid) in accordance to Incoterms (International Commercial Terms 2010, CC. Retrieved March 14, 2014). The Seller would be responsible for all shipping services until the goods would be deemed received by the Buyer. Our debt to our supplier at the date of filling is not less than 3 , 970 US dollars. The seller is required to sell and Starkot Corp. is required to buy equipment described in our purchase agreement and it provided in the table below in US dollar currency.

№	Description	Units	Price per unit, usd	Amount, usd
1	FUWEI Single head computer embroidery machine	1	2,200.00	2,200.00
2	2600A Multi-Function Sewing Machine	1	380.00	380.00
3	GELGOOG Pillow Fiber Filling Machine	1	700.00	700.00
	Raw materials:
4	Beanbag filler, kg	10	17.25	172.50
5	Polyester filler, kg	50	1.45	72.50
6	Fabric colored (14 in a set)	7	13.50	94.50
7	Fabric with print (90cm)	10	12.30	123.00
8	Fabric patterned fabric (8 in a set)	7	8.00	56.00
9	Thread for sewing	10	3.15	31.50
10	Silk threads for embroidery	8	7.50	60.00

If we raise 25% of offered shares, we will not be able to purchase additional equipment. In case if we sell 50% of all shares in this offering, we will purchase second pillow filling machine for the cost of $4,000, including costs of transportation, customs and taxes. If we sell 75% of all shares, we will buy one additional embroidery machine, so we will have two embroidery machines in total for our operations and one pillow filling machine with the total price of $7,900. If we sell all shares in this offering, we will double our current equipment and order two pillow filling machines with the total price of $12,000. The embroidery machine and sewing machine, which we have already purchased, are used solely for our production process.

Develop Our Website

Months 2-3

Expenses: $800 - $1,500

During this period and if we sell 50% of the shares, we intend to begin developing our website. We have already registered a domain name (www.starkotcorp.com) and filled our initial webpage with basic information. We plan to hire a web designer to help us with designing and developing our website. We do not have any written agreements with any web designers at current time. The website development costs, including website design and various implementations will be $800. The website will be a simple if we sell 50% of the shares. If we manage to sell 75% or 100%, we will spend $1,100 and $1,500 respectively to make our website more sophisticated and attractive for clients. Updating and improving our website will continue throughout the lifetime of our operations.

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Supplies

Months 3 – 4

Expenses: $1,000 – $18,000.

As of March 31, Starkot Corp. has commenced operations and earned revenues of $2,085. The Company sews pillows by its own workforce. There is no source available for purchasing pillow coverings. We plan to purchase raw materials in accordance with sales volumes, but also keep some materials in stock, which we believe will correspond to minimal sales volumes. We will purchase basic needed materials and keep them available for the production process. Our raw materials will cost us $1,000 in case of selling 25% of shares in this offering, $5,000 if we sell 50% in this offering and $12,800 and $18,000 in the event of selling 75% and 100% of shares through this offering.

Establish relationship with Potential Clients’

Months 2-12

Expenses: $0

We have already identified one customer Shivam Heritage and we have signed Sales Goods Contract with them, which are filed as Exhibit 10.3 to the Registration Statement of which this Prospectus forms a part. Our sole officer and director Mr. Inturi is responsible for the relations with our current and future clients.

Salary

Months 4-12

Expenses: $1,800 - $4,200

We intend to hire one sales manager with experience in sales. His job would be finding new potential customers and signing contracts with them. Estimated salary is 15% of monthly sales.

We might also hire an employee, who will maintain our equipment and help with production process. This person will be hired part-time if we sell 50% of the shares from this offering with expanses of $1,800 and if we manage to sell 75% or all of the shares in this offering the employee will be hired on a full-time position one worker with salary $2,400 per year and one full time workers together with one-part time worker with total salary of $4,200 per year in accordance to quantity of the sold shares.

Marketing

Months 5-12

Expenses: $500-$3,000

We are planning to use the following marketing instruments to promote our company’s products: direct negotiation with potential customers, social networks presentation, and information booklets presentation. We also plan to contact the marketing specialists to help us with the marketing. On our initial stage our sole officer and director Ravi Kiran Inturi will perform all marketing work for the Company. We are planning to spend from $500 to $2,200 on marketing in case of selling at least from 25% to 75% of the offered shares. In case if we reach our best expectations and sell all of the shares in this offering our marketing costs will be around $3,000.

Other expenses

Months 1-12

Expenses: $500 - $3,100

Other expenses may be required for: purchase of office equipment, Internet, telephone, office supplies, bills etc. In the first stage we will use office equipment provided by our sole officer and director Ravi Kiran Inturi. We plan to purchase new laptop, printer, telephone, etc.

In summary, during 1st-3rd month we should establish our office and develop our website. After this point we should be ready to start more significant operations and generate additional revenue. During months 5-12 we will be developing our marketing campaign. There is now assurance that we will generate any additional revenue in the first 12 months after completion our offering.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; ADDITIONAL CAPITAL NEEDS

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have generated some revenues of $2,085 from selling the pillows to our customers. As of March 31, 2017, we have signed a sales contract with Shivam Heritage and generated some revenues of $2,085 from selling our products to this customer. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder. Currently we have one Verbal Agreement for additional financing from our sole officer and director Mr. Inturi, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part.

Results of operations

From Inception on July 29, 2016 to March 31, 2017

During the period from inception to March 31, 2017, we incorporated the company, prepared a business plan and purchased one piece of equipment, our sewing and embroidery machine from Henan Gelgoog Co., Ltd. Our net loss since inception is $1,191. We are a start-up Company with operating expenses of $3,182 which include bank service charges, depreciation expenses, audit fees, rent expenses. We have generated limited revenues of $2,085 from selling the pillows to our customers.

Since inception, we have issued 3,000,000 shares of common stock to our sole officer and director Ravi Kiran Inturi for extinguishment of related party debt of $3,000.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2017, the Company had $2,405 cash and our liabilities were $4,589, including $2,089 owed to Ravi Kiran Inturi, our sole officer and director. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $3,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Ravi Kiran Inturi, our sole officer and director, who has agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Inturi has signed Verbal Agreement for presenting funds to Company on demand, this agreement is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. To proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least minimum funds of $30,000 necessary to proceed with our Plan of operation. In a long term we may need additional financing.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  Our sources for cash at this time are investments by others in this offering, loan from our sole officer and director and funds from selling our printed products to potential and existing customers. We must raise cash to implement our plan of operation and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $7,000.

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The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002.  This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

DESCRIPTION OF BUSINESS

Starkot Corp. was incorporated in the State of Nevada on July 29, 2016. The purpose of the Company creation is production of pillows with national Indian embroidery for local tourist market.  The Company has its business located in India. Our sole officer and director Ravi Kiran Inturi, has grown up in India and has the understanding of the total business process and the process of making an embroidery in particular.

We have a customer, Shivam Heritage, with whom we signed the Sales Goods Contract on February 26, 2017 and for which we sell the Goods (pillows with national Indian embroidery, different designs of the pillows, from tiny to small and large, from sleeping to traveling pillows). Shivam Heritage should purchase goods from us of at least $5,000, for the period of one year. The payment should be in USD currency and should be paid half in charge in advance.

Business overview

The management of Starkot Corp. believes that pillows with national Indian embroidery are on the top of the souvenir list from India. Kutch embroidered cushions can be placed everywhere in the house and apartment and always remind about the country of origin. We are planning to produce different designs of the pillows, from tiny to small and large, from sleeping to traveling pillows. All of them will contain the special embroidery and make them special.

Materials for Production

Our pillows will be stuffed primarily with synthetic materials. There can be several kinds of this material describes as following:

Polyester

This is the most popular and most budget-friendly material. It is non-allergenic. Easy in washing and it is easy to find.

Polyester Pellets

These look like little droplets of plastic and are often used by crafters to fill stuffed animals. But it can be used in little neck pillows all the way up to big floor pillows.

Micro Beads

Think of them as extra small pellets. Manufactured to be almost perfectly uniform, these little beads slide easily against each other. Because they can be shaped and give support, they are often used to make therapy pillows.

Beanbag Filler

These are tiny polystyrene (that stuff they make cheap ice chests out of) beads. They are light and fluffy, and can be easily reshaped. They are designed for big beanbag chairs, but you can use them in other pillows as well.

Foam

There are a lot of different kinds of foam, from the classic stuff they make chair pads out of to high tech Memory Foam. If someone likes the solid feel of foam but does not want artificial, it can be gotten from natural latex rubber. It does a nice job of conforming and supporting the body.

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At the begging if the Company’s operations we are planning to use in our production process polyester and beanbag filler materials. We believe that the pillows made from this material will be more convenient and have more advantages among other materials. We will use polyester for couch pillows and decoration pillows and beanbag filler material for traveling pillows, which we are also going to produce.

The Manufacturing Process

Our sole officer and director Ravi Kiran Inturi will take care about our production process and all necessary activities. The following will describe the construction of a polyester-filled pillow, an inexpensive and commonly produced pillow.

The pillow covering must be constructed first. Sturdy cotton or cotton-polyester fabric will be supplied from China from our supplier Henan Gelgoog Co., Ltd. in rolls and materials from filling the pillows in bags, such as polyester and beanbag filler. Then in accordance to the constructed size of the pillow, the pillowcase will be made from these materials by us. When the pillowcase is ready it will be filled with the filling material in accordance to the type of the pillow. The finishing part of this stage will be closing the pillowcase with the filled material. Each pillow will have two pillowcases. First will be used as initial made from dense material, to place the filling material and second will be with embroidery, creative pillowcase. Last part is the most creative part of the whole process. Our sole officer Ravi Kiran Inturi will be in charge of creating the embroidery and will make the design on this own behalf. The exception can be for privet orders, where the customer can bring and design his own embroidery in any style.

Starkot Corp. purchase the following equipment for its production process:

embroidery machine, sewing machine, pillow fiber filling machine and raw materials (beanbag filler, polyester filler, fabric colored, fabric with print, fabric patterned, thread for sewing, silk threads for embroidery)

The Future

Starkot Corp. is operating t hree machines : a sewing machine , an embroidery machine and a pillow fil l ing machine. If the Company ’s operation grow, the Company is planning to buy a second pillow filling machine from our supplier, which will help us to make our production process more automatic and quickly. At the current stage of production, the filling of pillows stage is performed by only one pillow filling machine, which takes more time of creating one pillow unit by our sole officer and director Ravi Kiran Inturi.

Target market

The Company will orient the selling of the pillows to corporate clients first. Primarily we will search for the companies that are working in production and distribution of the tourist things, souvenirs etc. We will try to negotiate the selling agreements with them on regular basis, for example the same quantity of pillows we should provide them every month. In case if companies reject our offers we will try to sale them just a few of our pillows with national Indian embroidery and offer a discount to see the quality of our items.

Our second target market will be decoration companies, designing agencies and related to the decoration industry institutions. We believe that our pillows can be extensively used in decoration industry, such as bright accent on your sofa or decoration of the chilling area in the apartment. We find our pillows very useful in this area.

Marketing

We are planning to market our self throughout warmouth first. At the beginning we will try to participate exhibitions in the areas of souvenirs and decorations. Starkot Corp. will also make itself known using social network features and post the picture of produces pillows in Facebook. The Company also has its webpage www.starkotcorp.com field with basic and initial information about the business and production. We are planning to contact marketing specialist in the future to help us with to our marketing development. We do not have any agreements with any marketing specialist at the moment.

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Competitors

The level of competition in production of pillows with embroidery in India is very high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products to ours, such as Shri Shyam Textiles & Home Decor, Vishuje Tex, Q'Source, Fascino. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market.

The principal competitive factors in our industry are pricing and quality of items. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director, Ravi Kiran Inturi.

Offices

Our phone number is +1 (601) 522 7236. We have entered into a lease with Shinu Vareghesee in the term of one year. The office space is 30 square meters and located at st.10th Ln, Old Pichikala Gunta, Arundelpet, Guntur, Andhra Pradesh 522002, India. A copy of the Rent Agreement is filed as Exhibit 10.2 to this registration statement.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of products for production of embroidered pillows and operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however, we will have to comply with all applicable export and import regulations.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company:

(1)        any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)        any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)        being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

(4)        being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Ravi Kiran Inturi 2-57 A, Hanuman, Irukupakem, Muppalla Mandal, Guntur India 522403	27	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Ravi Kiran Inturi has acted as our President, Treasurer, Secretary and sole Director since our incorporation on July 29, 2016. Mr. Inturi owns 100% of the outstanding shares of our common stock.  Ravi Kiran Inturi was born on May 05, 1989 in India. From 2006 to 2009 Mr. Inturi is graduated from Vaagdevi Degree College Adilabad, Adilabad, State of Telangana, India and obtains degree in Economics, Public Administration. From 2009 to 2014 Mr. Inturi is graduated from Chartered Financial Analysts of India (ICFAI) Hyderabad, State of Telangana, India and obtains bachelor degree in Financial Services Management. In addition, Ravi Kiran Inturi is finished the textile design courses at Government Institute of Textile Technology, Nallapadu, Guntur (Andhra Pradesh), India. Our sole officer and director also worked as freelance Recruiter, Direct Sales-Executive/ Officer, Direct Sales Agent, Insurance, Franchisee Management, Development.

Mr. Inturi had durable experience in sales, which we consider to be of high importance for our business. We believe the fact that our sole officer and director had trade experience will help the Company’s business and operations.

During the past ten years, Mr. Inturi has not been the subject to any of the following events:

1.              Any bankruptcy petition filed by or against any business of which Mr. Inturi was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.              Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.              An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Inturi’s involvement in any type of business, securities or banking activities.

4.              Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to violate a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.              Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity.

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6.              Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated.

7.              Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.   Any Federal or State securities or commodities law or regulation; or

ii.  Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.  Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.              Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act (15 U.S.C. 78c(a) (26)), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until he respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our Board of Directors and hold office until removed by the Board or until their resignation appoints our officer.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Ravi Kiran Inturi, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no existing relationships which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and us.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on July 29, 2016 until March 31, 2017:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Ravi Kiran Inturi, President, Secretary and Treasurer	July 29, 2016 to March 31, 2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the company and its officer.

Mr. Inturi has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There is no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of March 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ravi Kiran Inturi	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ravi Kiran Inturi will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On July 29, 2016, we issued a total of 3,000,000 shares of restricted common stock to Ravi Kiran Inturi, our sole officer and director in consideration of $3,000. Further, Mr. Inturi has advanced funds to us. As of March 31, 2017, Mr. Inturi advanced us $2,089. There is Verbal Agreement between Starkot Corp. and Ravi Kiran Inturi, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. Mr. Inturi will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Inturi. Mr. Inturi will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate additional revenues from our operations. The obligation to Mr. Inturi does not bear interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of our common stock shares of owned beneficially as of March 31, 2017 by:

(i)                   each person (including any group) who is known to us to own more than five percent (5%) of any class of our voting securities,

(ii)                 our director, and or

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(iii)               our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Ravi Kiran Inturi 2-57 A, Hanuman, Irukupakem, Muppalla Mandal, Guntur, India 522403	3,000,000 shares of common stock (direct)	100%

A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

(i)                   Voting power, which includes the power to vote, or to direct the voting of shares; and

(ii)                 Investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).

In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of March 31, 2017, there were 3,000,000 shares of our common stock issued and outstanding.

PLAN OF DISTRIBUTION

We are registering 3,000,000 shares of our common stock for sale at the price of $0.02 per share.

We are making this offering without the use of outside underwriters or broker-dealers.  Ravi Kiran Inturi, our sole executive officer and director will sell the shares of common stock to be sold by us on our behalf. He will not receive commissions, proceeds or other compensation from the sale of any shares on our behalf.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES - BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Starkot Corp. has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

-              Execute and deliver a subscription agreement; and

-              Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Starkot Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2017 there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Ravi Kiran Inturi owns 3,000,000 of outstanding shares.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have:

(i)                   equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;

(ii)                 are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company;

(iii)                do not have preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights applicable thereto; and

(iv)                are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Starkot Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

GBH CPAs, PC, our independent registered public accounting firm, has audited our financial statements as of March 31, 2017 and for the period from July 29, 2016 (inception) to March 31, 2017 included in this prospectus as set forth in their audit report.  Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Matheau J. W. Stout has opined on the validity of the shares of common stock for us with offices at 400 East Pratt Street 8th Floor, Baltimore, Maryland 21202.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

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FINANCIAL STATEMENTS

Our fiscal year end is March 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by GBH CPAs, PC.

Our financial statements from inception to March 31, 2017 immediately follow.

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Starkot Corp.

TABLE OF CONTENTS – FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Starkot Corp.
Guntur, India

We have audited the accompanying balance sheet of Starkot Corp. as of March 31, 2017, and the related statements of operations, stockholders’ equity, and cash flows for the period from July 29, 2016 (Inception) to March 31, 2017.  Starkot Corp.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Starkot Corp. as of March 31, 2017, and the results of its operations and its cash flows for the period from July 29, 2016 (inception) to March 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Starkot Corp. will continue as a going concern.  As discussed in Note 2 to the financial statements, Starkot Corp. has generated insufficient revenues to cover its operating loss that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
June 7, 2017

F-2

Starkot Corp.

BALANCE SHEET

As of March 31, 2017

ASSETS	March 31, 2017
Current Assets
Cash and cash equivalents Inventory	$2,405 538
Prepaid rent	340
Total Current Assets	3,283

Equipment, net	3,115

Total Assets	$6,398

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued liabilities	$2,500
Related party loans	2,089
Total Liabilities	4,589

Stockholder’s Equity
Common stock, par value $0.001; 75,000,000 shares authorized, 3,000,000 shares issued and outstanding	3,000
Additional paid-in capital	-
Accumulated deficit	(1,191)
Total Stockholder’s Equity	1,809

Total Liabilities and Stockholder’s Equity	$6,398

See accompanying notes to financial statements.

F-3

We have had no changes in or disagreements with our independent registered public accountant.

Starkot Corp.

STATEMENT OF OPERATIONS

From July 29, 2016 (inception) to March 31, 2017

From July 29, 2016 (Inception) to March 31, 2017

REVENUES	$2,085
Cost of Goods Sold	94
Gross Profit	1,991

OPERATING EXPENSES
General and Administrative Expenses	3,182
TOTAL OPERATING EXPENSES	(3,182)

LOSS FROM OPERATIONS	(1,191)

PROVISION FOR INCOME TAXES	-

NET LOSS	$(1,191)

LOSS PER COMMON SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	1,819,277

See accompanying notes to financial statements.

F-4

Starkot Corp.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

From July 29, 2016 (inception) to March 31, 2017

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Inception, July 29, 2016	-	$-	$-	$-	$-
Shares issued for the extinguishment of related party debt at $0.001 per share on November 1, 2016	3,000,000	3,000	-	-	3,000
Net loss	-	-	-	(1,191)	(1,191)

Balance, March 31, 2017	3,000,000	$3,000	$-	$(1,191)	$1,809

See accompanying notes to financial statements.

F-5

Starkot Corp.

STATEMENT OF CASH FLOWS

From July 29, 2016 (inception) to March 31, 2017

From July 29, 2016 (Inception) to March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,191)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	283
Changes in operating assets and liabilities:
Inventory	(538)
Prepaid expenses	(340)
Accounts payable	2,500
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	714

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for the purchase of fixed assets	(3,398)
CASH FLOWS USED IN INVESTING ACTIVITIES	(3,398)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party loans	5,089
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	5,089

NET INCREASE IN CASH	2,405

Cash, beginning of period	-

Cash, end of period	$2,405

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-
Income taxes paid	$-

NON-CASH FINANCING TRANSACTIONS:
Common shares issued for extinguishment of related party debt	$3,000

See accompanying notes to financial statements.

F-6

Starkot Corp.

NOTES TO FINANCIAL STATEMENTS

Note 1 – ORGANIZATION AND NATURE OF BUSINESS

Starkot Corp. (the “Company”, “we”, “us” or “our”) was incorporated in the State of Nevada on July 29, 2016. Our business purpose is the production of pillows with national Indian embroidery for the local tourist market.  The Company has its business located in India. We are producing different designs of the pillows, from tiny to small and large, from sleeping to traveling pillows. All of them will contain the special embroidery and make them special. The management of Starkot Corp. believes that pillows with the national Indian embroidery are on the top of the souvenir list in India.

Note 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company had generated insufficient revenues to cover its operating loss from July 29, 2016 (inception) through March 31, 2017.  The Company currently has loses and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. Therefore, there is substantial doubt about the Company’s ability to continue as a going concern. Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it will be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Note 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is March 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Major Customers and Suppliers

Significant customers and suppliers are those that account for greater than 10% of the Company’s revenues and purchases. For the year ended March 31, 2017, the Company had one significant customers that represented 100% of the company’s sales made for the year. The Company had one supplier that represented 100% of the Company’s inventory purchases for the year. The Company believes there are numerous other customers and suppliers that could be substituted and gained as the company was still at start-up stage of business.

Cash and Cash Equivalents

The Company considers all  highly  liquid  investments  with  the  original  maturities  of  three  months  or  less  to be cash equivalents.

Inventories

Inventories are stated at the lower of cost or market. Cost is principally determined using the first-in, first out (“FIFO”) method. The Company had $538 in raw materials inventory as of March 31, 2017.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of Embroidery machine, Sewing machine and Pillow filling machine is 4 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

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Fair Value of Financial Instruments

AS topic 820 "Fair Value Measurements and Disclosures" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;
Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable;
Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue using the four basic criteria that must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. Since inception to March 31, 2017, the Company has generated some revenue totaling $2,085.

Income (Loss) Per Share

Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. For the period from July 29, 2016 (inception) through March 31, 2017 there were no potentially dilutive debt or equity instruments issued or outstanding.

Subsequent Events

The Company has analyzed its operations subsequent to March 31, 2017 through June 7, 2017, the date these financial statements were available to be issued, for disclosure purposes.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. This guidance changes how companies account for certain aspects of share-based payments to employees. Among other things, under the new guidance, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in-capital (“APIC”), but will instead record such items as income tax expense or benefit in the income statement, and APIC pools will be eliminated. Companies will apply this guidance prospectively. Another component of the new guidance allows companies to make an accounting policy election for the impact of forfeitures on the recognition of expense for share-based payment awards, whereby forfeitures can be estimated, as required today, or recognized when they occur. If elected, the change to recognize forfeitures when they occur needs to be adopted using a modified retrospective approach. All of the guidance will be effective for the Company in the fiscal year beginning April 1, 2017. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

F-8

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which issued new guidance related to leases that outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize lease liabilities and corresponding right-of-use assets for all leases with lease terms of greater than 12 months. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. The new guidance must be adopted using the modified retrospective approach and will be effective for the Company in the fiscal year beginning April 1, 2019. Early adoption is permitted. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In July 2015, the FASB issued ASU No. 2015-11, Inventory (Topic 330): Simplifying the Measurement of Inventory.  The guidance requires an entity to measure inventory at the lower of cost or net realizable value, which is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation, rather than the lower of cost or market in the previous guidance. This amendment applies to inventory that is measured using first-in, first-out (FIFO). This amendment is effective for public entities for fiscal years beginning after December 15, 2016, including interim periods within those years. A reporting entity should apply the amendments prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company is currently evaluating the impact of this guidance, if any, on its financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”), which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. generally accepted accounting principles when it becomes effective. In July 2015, the FASB deferred the effective date of the standard by an additional year; however, it provided companies the option to adopt one year earlier, commensurate with the original effective date. Accordingly, the standard will be effective for the Company in the fiscal year beginning April 1, 2018, with an option to adopt the standard for the fiscal year beginning April 1, 2017. The Company is currently evaluating this standard and has not yet selected a transition method or the effective date on which it plans to adopt the standard, nor has it determined the effect of the standard on its financial statements and related disclosures.

Note 4 – FIXED ASSETS

Equipment
Cost
As at July 29, 2016	$-
Additions	3,398
Disposals	-
As at March 31, 2017	3,398

Accumulated depreciation
As at July 29, 2016	-
Depreciation expense	(283)
As at March 31, 2017	(283)

Net book value	$3,115

Note 5 – LOAN FROM DIRECTOR

During the period from July 29, 2016 (inception) through March 31, 2017, our sole director has loaned to the Company $5,089. This loan is unsecured, non-interest bearing and due on demand. The Company settled $3,000 of the loan through the issuance of 3,000,000 shares of common stock. The balance due to the director was $2,089 as of March 31, 2017.

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Note 6 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On November 1, 2016, the Company issued 3,000,000 shares of common stock to the Company’s sole director to settle the related party debt of $3,000 at $0.001 per share.

Note 7 – COMMITMENTS AND CONTINGENCIES

Company has signed one-year lease agreement for a $170 monthly fee, starting on February 1, 2017 for 12 months.

Note 8 – INCOME TAXES

As of March 31, 2017, the Company had net operating loss carry forwards of approximately $1,191 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The valuation allowance at March 31, 2017 was $1,191. The net change in valuation allowance during the period from July 29, 2016 (inception) to March 31, 2017 was $405. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of March 31, 2017.  All tax years since inception remains open for examination by taxing authorities.

The provision for Federal income tax consists of the following:

From July 29, 2016 (Inception) to March 31, 2017
Non-current deferred tax assets:
Net operating loss carry forward	$405
Valuation allowance	$(405)
Net deferred tax assets	$-

The actual tax benefit at the expected rate of 34% differs from the expected tax benefit for the year ended March 31, 2017 as follows:

From July 29, 2016 (Inception) to March 31, 2017
Computed “expected” tax benefit	$(405)
Change in valuation allowance	$405
Actual tax expense (benefit)	$-

F-10

PROSPECTUS

3,000,000 SHARES OF COMMON STOCK

STARKOT CORP.

_______________

Dealer Prospectus Delivery Obligation

Until ________________, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$6.95
Auditor Fees and Expenses	$3,000.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,100.00
Transfer Agent Fees	$1,400.00
TOTAL	$8,006.95

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Starkot Corp.’s Bylaws allow for the indemnification of the officer and director in regards each such person carrying out the duties of his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Starkot Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Ravi Kiran Inturi 2-57 A, Hanuman, Irukupakem, Muppalla Mandal, Guntur, India 522403	July 29, 2016	3,000,000	$3,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Opinion of Matheau J. W. Stout
10.1*	Verbal Agreement, dated July 29, 2016
10.2*	Rent Agreement, dated February 1, 2017
10.3*	Sales Goods Contract, dated February 26, 2017
10.4*	Purchase Agreement Starkot, dated on November 10, 2016
23.1*	Consent of GBH CPAs, PC
99.1*	Subscription Starkot Corp

 *- The documents were previously filed.

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ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)                  To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)                   Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 114(b) (§230.114(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 114(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 114;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)                Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Guntur, India on August 10, 2017

STARKOT CORP.

By:	/s/	Ravi Kiran Inturi
	Name:	Ravi Kiran Inturi
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates stated signed this registration statement.

Signature	Title	Date

/s/ Ravi Kiran Inturi
Ravi Kiran Inturi	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	August 10, 2017

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